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                               Exhibit 99.1

                     Letter Concerning Auditor Assurances


March 26, 2002

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549


Pursuant to Securities and Exchange Commission Release No.s 33-8070, 34-45590, 35-27503, 39-2395; IA-2018; IC-25464; FR-62; File No S7-03-02, this letter is to confirm Sanchez Computer Associates, Inc. has received assurance from its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), that Arthur Andersen's audit of our consolidated financial statements as of December 31, 2001, and for the year then ended (the Audit) was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the Audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to the Audit.


                                 /s/ Todd A. Pittman
                               ----------------------------------------------
                               Todd A. Pittman, Senior Vice President and CFO
                                (Principal Financial and Accounting Officer)